Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

COUNTY BANCORP, INC.

As of October 21, 2014

TABLE OF CONTENTS

	ARTICLE I. OFFICES; RECORDS
1.01	Principal and Business Offices	1
1.02	Registered Office	1
1.03	Corporate Records	1

	ARTICLE II. SHAREHOLDERS
2.01	Annual Meeting	1
2.02	Special Meetings	1
2.03	Place of Meeting	2
2.04	Notices to Shareholders	2
2.05	Director Nominations and Proposed Action by Shareholders	2
2.06	Fixing of Record Date	3
2.07	Shareholder List	4
2.08	Quorum	4
2.09	Conduct of Meetings	5
2.10	Proxies	5
2.11	Voting of Shares	5
2.12	Voting of Shares by Certain Holders	5
2.13	No Nominee Procedures.	6
2.14	Unanimous Consent without Meeting	6

	ARTICLE III. BOARD OF DIRECTORS
3.01	General Powers	6
3.02	Number of Directors; Tenure and Qualifications; Vacancies	7
3.03	Removal of Directors	7
3.04	Regular Meetings	8
3.05	Special Meetings	8
3.06	Meetings By Telephone or Other Communication Technology	8
3.07	Notice of Meetings	8
3.08	Quorum	9
3.09	Manner of Acting	9
3.10	Conduct of Meetings	9
3.11	Compensation	9
3.12	Presumption of Assent	9
3.13	Committees	9
3.14	Director Action Without Meeting	10

	ARTICLE IV. OFFICERS
4.01	In General	10
4.02	Appointment, Term of Office, Resignation and Removal	11

4.03	Vacancies	11
4.04	President	11
4.05	The Vice Presidents	12
4.06	The Secretary	12
4.07	The Treasurer	12
4.08	Assistant Secretaries and Assistant Treasurers	12
4.10	Other Assistants and Acting Officers	13
4.11	Salaries	13

	ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER
5.01	Certificates for Shares.	13
5.02	Signature by Former Officer, Transfer Agent or Registrar	14
5.03	Transfer of Shares.	14
5.04	[Reserved]	14
5.05	[Reserved]	14
5.06	Lost, Destroyed or Stolen Certificates	14
5.07	Consideration for Shares	14
5.08	Stock Regulations	15

	ARTICLE VI. WAIVER OF NOTICE
6.01	Shareholder Written Waiver	15
6.02	Shareholder Waiver by Attendance	15
6.03	Director Written Waiver	15
6.04	Director Waiver by Attendance	15

	ARTICLE VII. LIABILITY OF DIRECTORS
7.01	Liability of Directors	16

	ARTICLE VIII. CONTRACTS BETWEEN CORPORATION AND RELATED PERSONS
8.01	Director Conflict of Interest	16
8.02	Loans to Directors	17

	ARTICLE IX. CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS
9.01	Contracts	17
9.02	Loans	17
9.03	Checks, Drafts, Etc	18
9.04	Deposits	18
9.05	Voting of Securities Owned by This Corporation.	18

	ARTICLE X. INDEMNIFICATION
10.01	Indemnification for Successful Defense	18
10.02	Other Indemnification	18
10.03	Written Request	19

10.04	Nonduplication	19
10.05	Determination of Right to Indemnification	19
10.06	Advance of Expenses	20
10.07	Nonexclusivity	21
10.08	Court-Ordered Indemnification	21
10.09	Indemnification and Allowance of Expenses of Employees and Agents	21
10.10	Insurance	22
10.11	Securities Law Claims	22
10.12	Liberal Construction	22
10.13	Definitions Applicable to this Article	22

	ARTICLE XI. GENERAL
11.01	Seal	23
11.02	Fiscal Year	23

	ARTICLE XII. AMENDMENTS
12.01	By Shareholders	24
12.02	By Directors	24
12.03	Implied Amendments	24

ARTICLE I. OFFICES; RECORDS

1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law (hereinafter the “WBCL”) to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the Corporation shall be identical to such registered office.

1.03 Corporate Records. The following documents and records shall be kept at the Corporation’s principal office or at such other reasonable location as may be specified by the Corporation: (a) minutes of shareholders’ and Board of Directors’ meetings and any written notices thereof; (b) records of actions taken by the shareholders or directors without a meeting; (c) records of actions taken by committees of the Board of Directors; (d) accounting records; (e) records of the shareholders; (f) current Bylaws and Articles of Incorporation; (g) written waivers of notice by shareholders or directors (if any); (h) written consents by shareholders or directors for actions without a meeting (if any); (i) voting trust agreements (if any); and (j) stock transfer agreements to which the Corporation is a party or of which it has notice (if any).

ARTICLE II. SHAREHOLDERS

2.01 Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year at 5:00 p.m. Central Time, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, or by the Board of Directors. If and as required by the WBCL, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these Bylaws.

2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04 Notices to Shareholders.

(a) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, the President, or the Secretary or other officer or person calling such meeting, to each shareholder entitled to vote at such meeting or, if required under the WBCL, to all shareholders. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the Corporation, with postage thereon prepaid. The affidavit of the Secretary or an assistant secretary or of the transfer agent of the Corporation, if one be appointed, that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. At least twenty (20) days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, with or without good will, otherwise than in the usual and regular course of business.

(b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

(c) Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

(d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these Bylaws, in the Articles of Incorporation, or in the WBCL, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

2.05 Director Nominations and Proposed Action by Shareholders. Nominations for the election of directors or any other action proposed to be taken at a shareholders’ meeting may be made or proposed by any shareholder entitled to vote for the election of directors or for such proposed action. A shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors or propose action to be taken at a meeting only if written notice of such shareholder’s intent to make such nomination or proposal is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (1) with respect to an election to be held or a proposal to be considered at an annual meeting of shareholders, 90 days in advance of such meeting, or (2) with respect to an election to be held or a proposal to be considered at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such notice shall contain the name and address of the shareholder, the number of shares held of record by the shareholder, the date or dates on which the shareholder acquired such shares and, as applicable, background information about the proposed nominee or nominees, or a description of the proposed business to be brought before the shareholders’ meeting. The chairman of the meeting may refuse to acknowledge the nomination or proposal of any person made without compliance with the foregoing procedure.

2.06 Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting or to notice of or to vote at a meeting of shareholders, (a) the close of business on the day before the Corporation receives the first written demand for a shareholder meeting, or (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix the record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Wisconsin, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

2.07 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to §180.1602(2)(b)3 to 5 of the WBCL, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the Corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.08 Quorum. Except as otherwise provided in the Articles of Incorporation or in the WBCL, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Though less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the WBCL or the Articles of Incorporation.

2.09 Conduct of Meetings. Meetings of the shareholders shall be presided over by one of the following officers in the following order or seniority, if present and acting: the Chairman of the Board, the President, a Vice President (in the order provided in Section 4.01), or, if none of the foregoing is in office and present and acting, by a chairman chosen by the shareholders present or represented by proxy. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.10 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the WBCL as to the validity and sufficiency of proxy appointments.

2.11 Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the WBCL. Shares owned directly or indirectly by another corporation are not entitled to vote if this Corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

2.12 Voting of Shares by Certain Holders. The Corporation in its discretion may require such evidence as it deems advisable to verify proper authority of any person to vote shares not registered of record in such person’s name.

(a) Other Entities. Shares standing in the name of another entity may be voted either in person or by proxy, by an officer or agent of the entity.

(b) Legal Representatives or Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, or conservator, trustee in bankruptcy, receiver, or assignee for creditors which shares are not standing in the name of such fiduciary may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name.

(c) Pledgees. A shareholder whose votes are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Treasury Shares and Shares Held by Subsidiaries. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held directly or indirectly by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, this shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Cotenants or Fiduciaries. Shares registered in the name of two or more individuals who are named in the registration as cotenants or fiduciaries may be voted in person or by proxy signed by any one or more of such individuals if the person signing appears to be acting on behalf of all co-owners.

2.13 No Nominee Procedures. The Corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the Corporation’s shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder under §180.0723 of the WBCL.

2.14 Unanimous Consent without Meeting. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

3.01 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

3.02 Number of Directors; Tenure and Qualifications; Vacancies.

(a) The authorized number of directors of the Corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of directors, but in no case shall the authorized number of directors be less than one (1). No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

(b) The directors shall be divided with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors have been elected and qualified, or until their earlier resignation or removal. At each annual meeting of shareholders, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third (3rd) year following the year of their election. Each director shall hold office until the annual meeting for the year in which his term expires and until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal from office. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board, or to the Corporation through the Secretary or otherwise.

(c) Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

(d) Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or resulting from death, resignation, disqualification, removal or otherwise, shall be filled by the vote of the majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify. A vacancy that will occur at a specific later date, (because of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

(e) No person shall be elected or appointed to the Board of Directors if the term for which he or she is elected or appointed will begin on or after such person’s seventieth (70th) birthday. Notwithstanding the foregoing, any director who attains age 70 while serving on the Board of Directors shall be permitted to serve for the remainder of his or her then-current term.

3.03 Removal of Directors. A director of the Corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote with respect to the election of such director at a meeting of the shareholders duly called for such purpose.

3.04 Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, Secretary, or any one (1) director. Special meetings of any committee may be called by or at the request of the foregoing persons or the Chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the Corporation in the State of Wisconsin.

3.06 Meetings By Telephone or Other Communication Technology.

(a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

(b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

3.07 Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the WBCL, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, or by mail or private carrier. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by telegraph, when delivered to the telegraph company.

3.08 Quorum. Except as otherwise provided by the WBCL or the Articles of Incorporation, at least one-half (1/2) of the number of directors set forth in Section 3.02 shall constitute a quorum of the Board of Directors. Except as otherwise provided by the WBCL, at least one-half (1/2) of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

3.09 Manner of Acting. Except as otherwise provided by the WBCL or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

3.10 Conduct of Meetings. Meetings of the Board of Directors shall be presided over by one of the following officers in the following order of seniority, if present and acting: the Chairman of the Board, the President, a Vice President (provided, in any such case, that such person is a director of the Corporation), or, if none of the foregoing is present and acting, by a chairman chosen by the directors. The Secretary of the Corporation shall act as secretary of all meetings of the directors, but, in the absence of the Secretary, the presiding officer may appoint an Assistant Secretary or any other director to act as secretary of the meeting.

3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors (including pensions, disability or death benefits and other payments to or on behalf of the directors, their estates or personal representatives, or their dependents and/or beneficiaries) for their services as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. Members of the Board may be reimbursed for their expenses in attending meetings of the Board of Directors or of any committee.

3.12 Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; (3) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.13 Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of one (1) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the WBCL requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal the Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules (consistent with the WBCL, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.

3.14 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the WBCL to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE IV. OFFICERS

4.01 In General. The principal officers shall include a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall appoint, from time to time and for such periods or without limitation as to time as the Board shall order.

4.02 Appointment, Term of Office, Resignation and Removal.

(a) The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, an officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. Appointment of an officer does not of itself create contract rights.

(b) An officer may resign at any time by delivering an appropriate written notice to the Corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

(c) Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the Corporation or otherwise provided by law.

4.03 Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

4.04 President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He/she shall, when present, preside at all meetings of the shareholders and Board of Directors unless the Board of Directors shall have elected a Chairman of the Board of Directors. He/she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he/she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He/she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he/she may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his/her place and stead. In general he/she shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.05 The Vice Presidents. In the absence of the President or in the event of his/her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (if any appointed), or if more than one, the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him/her by the President or the Board of Directors.

4.06 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shares shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him/her by the President or by the Board of Directors.

4.07 The Treasurer. The Treasurer shall: (a) have charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 9.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as shall from time to time be delegated or assigned to him/her by the President or by the Board of Directors.

4.08 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.10 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his/her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he/she is so appointed to be assistant, or as to which he/she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.11 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01 Certificates for Shares. The Board of Directors may authorize the issuance of any shares of any classes or series with or without the issuance of a corresponding certificate. The issuance of such shares shall be done in accordance with this Section 5.01 and applicable Wisconsin Statutes.

(a) Certificated Shares. Any certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (i) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (ii) a conspicuous statement that the Corporation will furnish the shareholder the information described in clause (i) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the President, a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 5.06.

(b) Shares Without Certificates. If the Board of Directors authorizes the issuance of shares without certificates, that authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. In instances where certificates are not going to be issued, within a reasonable time after the issuance or transfer of the corresponding shares, the Corporation shall send the shareholder a written statement identifying the name of the Corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any. If the Corporation issues different classes of shares or different series within a class, the written statement must also contain either (i) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (ii) a conspicuous statement that the Corporation will furnish the shareholder the information described in clause (i) on request, in writing and without charge

5.02 Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

5.03 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the shareholder, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The Corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

5.04 [Reserved]

5.05 [Reserved]

5.06 Lost, Destroyed or Stolen Certificates. Where the owner of certificated shares of the Corporation claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the Corporation.

5.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE VI. WAIVER OF NOTICE

6.01 Shareholder Written Waiver. A shareholder may waive any notice required by the WBCL, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the WBCL except that the time and place of meeting need not be stated, and shall be delivered to the Corporation for inclusion in the corporate records.

6.02 Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

(a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6.03 Director Written Waiver. A director may waive any notice required by the WBCL, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing (except as provided in Section 6.04 of these Bylaws), signed by the director entitled to the notice and retained by the Corporation.

6.04 Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VII. LIABILITY OF DIRECTORS

7.01 Liability of Directors. Except as otherwise provided by law, no person shall be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his/her status as a director of the Corporation, unless the person asserting liability proves that the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director has a material conflict of interest, (b) a violation of criminal law, unless the director had reasonable cause to believe his/her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which the director derived an improper personal profit, or (d) willful misconduct.

ARTICLE VIII. CONTRACTS BETWEEN CORPORATION AND RELATED PERSONS

8.01 Director Conflict of Interest.

(a) In this section, “conflict of interest transaction” means a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest.

(b) A conflict of interest transaction is not voidable by the Corporation solely because of the director’s interest in the transaction if any of the following is true: (1) the material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction under Section 8.04(d); (2) the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction under Section 8.04(e); or (3) the transaction was fair to the Corporation.

(c) For purposes of this section, the circumstances in which a director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances: (1) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or (2) another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation, should be considered by the Board of Directors of the Corporation.

(d) For purposes of Section 8.04(b)(1), a conflict of interest transaction is authorized, approved or specifically ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction, who have no direct or indirect interest in the transaction. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 8.04(b)(1) if the transaction is otherwise authorized, approved or ratified as provided in this section.

(e) For purposes of Section 8.04(b)(2), a conflict of interest transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 8.04(c)(1), may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 8.04(b)(2). The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

8.02 Loans to Directors. The Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless (1) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director, or (2) the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this section does not affect the borrower’s liability on the loan. This section does not apply to an advance to a director that is permitted under Section 10.06 of these Bylaws or that is made to defray expenses incurred by the director in the ordinary course of the Corporation’s business.

ARTICLE IX. CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

9.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

9.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

9.03 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

9.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

9.05 Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he/she be present, or in his/her absence by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the President, or in his/her absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE X INDEMNIFICATION

10.01 Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 10.03, the Corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the Corporation.

10.02 Other Indemnification.

(a) In cases not included under Section 10.01, the Corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the Corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following: (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) A transaction from which the director or officer derived an improper personal profit; or (4) Willful misconduct.

(b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 10.05.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

10.03 Written Request. A director or officer who seeks indemnification under Sections 10.01 or 10.02 shall make a written request to the Corporation.

10.04 Nonduplication. The Corporation shall not indemnify a director or officer under Sections 10.01 or 10.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

10.05 Determination of Right to Indemnification.

(a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the Corporation, the director or officer seeking indemnification under Section 10.02 shall select one of the following means for determining his or her right to indemnification:

(1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of one (1) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

(3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

(4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5) By a court under Section 10.08.

(6) By any other method provided for in any additional right to indemnification permitted under Section 10.07.

(b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 10.02 should not be allowed.

(c) If it is determined that indemnification is required under Section 10.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 10.04 within ten (10) days after such determination. The Corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

10.06 Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the Corporation with all of the following:

(1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

(2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 10.05 that indemnification under Section 10.02 is not required and that indemnification is not ordered by a court under Section 10.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

10.07 Nonexclusivity.

(a) Except as provided in (b), Sections 10.01, 10.02 and 10.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following: (1) The Articles of Incorporation; (2) A written agreement between the director or officer and the Corporation; (3) A resolution of the Board of Directors; or (4) A resolution, after notice, adopted by a majority vote of all of the Corporation’s voting shares then issued and outstanding.

(b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the Corporation that the director or officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 10.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 10.01 to 10.13 do not affect the Corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances: (1) As a witness in a proceeding to which he or she is not a party; or (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the Corporation.

10.08 Court-Ordered Indemnification.

(a) Except as provided otherwise by written agreement between the director or officer and the Corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 10.05(a)(5) or for review by the court of an adverse determination under Section 10.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b) The court shall order indemnification if it determines any of the following: (1) that the director or officer is entitled to indemnification under Sections 10.01 or 10.02; or (2) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 10.02.

(c) If the court determines under (b) that the director or officer is entitled to indemnification, the Corporation shall pay the director’s or officer’s expenses incurred to obtain the court ordered indemnification.

10.09 Indemnification and Allowance of Expenses of Employees and Agents. The Corporation shall indemnify an employee of the Corporation who is not a director or officer of the Corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the Corporation. In addition, the Corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the Corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

10.10 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 10.01, 10.02, 10.06, 10.07 and 10.09.

10.11 Securities Law Claims.

(a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 10.01 to 10.13.

(b) Sections 10.01 to 10.13 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

10.12 Liberal Construction. In order for the Corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 10.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

10.13 Definitions Applicable to this Article. For purposes of this Article:

(a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(b) “Corporation” means County Bancorp, Inc. and any domestic or foreign predecessor of County Bancorp, Inc. where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction with County Bancorp, Inc.

(c) “Director or officer” means any of the following: (1) An individual who is or was a director or officer of this Corporation; (2) An individual who, while a director or officer of this Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another Corporation or foreign Corporation, partnership, joint venture, trust or other enterprise; (3) An individual who, while a director or officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (4) Unless the context requires otherwise, the estate or personal representative of a director or officer. For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(c) “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

(d) “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, plus costs, fees and surcharges, and reasonable expenses.

(e) “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(f) “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

ARTICLE XI GENERAL

11.01 Seal. The Board of Directors may provide for a corporate seal, which may be circular in form and have inscribed thereon any designation including the name of the Corporation and the words “Corporate Seal, Wisconsin.”

11.02 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

ARTICLE XII AMENDMENTS

12.01 By Shareholders. Except as specifically provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by a majority vote at any regular meeting or special meeting of such shareholders.

12.02 By Directors. Except as the Articles of Incorporation or these Bylaws may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.09, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the WBCL may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the WBCL may not be adopted, amended or repealed by the Board of Directors.

12.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.